Attachment C

Continental Airlines' Quarterly Update
Estimated Year-over-Year Change
Operating Statistics	2Q01E	2001E
CASM CASM Holding Fuel Price Constant Fuel Gallons Consumed Fuel Price (excluding fuel taxes)	(1.0) - 0.0% (2.0) - (1.0)% 2.0 - 2.5% 81 - 85 cents	0.0 - 1.0% 0.0 - 1.0% 2.0 - 2.5% 80 - 85 cents

Estimated Amounts
Financial	2Q01E	2001E
Aircraft Rent Net Interest Expense Dividends on Preferred Stock of Trust	$223 Million $43 Million $2.3 Million	$907 Million $170 Million $9.4 Million

Year-over-Year Percentage Change
ASMs 2001	1Q01A	2Q01E	3Q01E	4Q01E	FY01E
Domestic Latin America Europe Pacific System Continental Express	4% 2% (5)% 5% 2% 24%	6% 3% (1)% 36% 7% 20%	6% 0% (6)% 34% 5% 17%	7% 2% 5% 25% 8% 20%	6% 2% (2)% 25% 6% 20%

Load Factor	2Q01E	2001E
Continental Continental Express	74 - 75% 66 - 67%	73 - 74% 62 - 63%

EPS Estimated Share Count
	2Q01E	FY01E
Average Diluted Shares	58.5 Million	57 Million